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                                                                      EXHIBIT 21

Subsidiaries of Xerox Corporation

The following companies are subsidiaries of Xerox Corporation as of May 1, 2001. The names of a number of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary                                     Incorporated In
------------------                                     ---------------

Intelligent Electronics, Inc.                           Pennsylvania
Intellinet, Ltd.                                        Pennsylvania
RNTS, Inc.                                              Colorado
Xerox Connect, Inc.                                     Pennsylvania
Kapwell, Ltd                                            Bermuda
Proyectos Inverdoco, C.A.                               Venezuela
Goodkap, Ltd.                                           Bermuda
Kapskew, Ltd.                                           Bermuda
Xerox de Venezuela, C.A.                                Venezuela
Pacific Services and Development Corporation            Delaware
Inversiones San Simon, S.A.                             Venezuela
Estacionamiento Bajada III, C.A.                        Venezuela
Xerox Argentina, I.C.S.A.                               Argentina
Xerox Canada Capital Ltd.                               Ontario
Xerox Canada Inc.                                       Ontario
Xerox Canada Acceptance Inc.                            Canada
Xerox Canada Facilities Management Ltd.                 Ontario
Xerox Canada Finance Inc.                               Ontario
Xerox Canada Ltd.                                       Canada
Xerox Canada Manufacturing & Research Inc.              Ontario
Xerox de Chile S.A.                                     Chile
Xerox Financial Services, Inc.                          Delaware
OakRe Life Insurance Company                            Missouri
Ridge Reinsurance Limited                               Bermuda
Talegen Holdings, Inc.                                  Delaware
VRN Inc.                                                Delaware
Xerox Credit Corporation                                Delaware
XFS Merchant Partner, Inc.                              Delaware
Xerox Foreign Sales Corporation                         Barbados
Xerox Investments (Europe) BV                           Netherlands
Xerox Holdings (Ireland) Limited                        Ireland
Xerox (Europe) Limited                                  Ireland
Xerox XF Holdings (Ireland) Limited                     Ireland
Xerox Israel Ltd.                                       Israel
Xerox UK Holdings Limited                               United Kingdom
Triton Business Finance Limited                         United Kingdom
Xerox Engineering Systems Europe Limited                United Kingdom
Xerox Research (UK) Limited (in liquidation)            United Kingdom
Xerox Trading Enterprises Limited                       United Kingdom
Xerox Overseas Holdings Limited                         United Kingdom
Xerox Holding (Nederland) B.V.                          Netherlands
Xerox XHB Limited                                       Bermuda
Xerox XIB Limited                                       Bermuda



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Xerox Limited                                           United Kingdom
Fuji Xerox Co., Ltd. *                                  Japan
Xerox (Hong Kong) Limited                               Hong Kong
NV Xerox Credit S.A.                                    Belgium
NV Xerox Management Services S.A.                       Belgium
N.V. Xerox S.A.                                         Belgium
The Limited Liability Company Xerox(Ukraine)Limited     Ukraine
Xerox AB                                                Sweden
Xerox AG                                                Switzerland
Xerox A/S                                               Denmark
Xerox AS                                                Norway
Xerox Austria GmbH                                      Austria
Xerox Beograd d.o.o.                                    Yugoslavia
Xerox Bulgaria                                          Bulgaria
Xerox Buro Araciari Ticaret ve Servis A.S.              Turkey
Xerox (C.I.S.) LLC                                      Russia
Xerox Czech Republic s r.o.                             Czech Republic
Xerox Direct Nord GmbH                                  Germany
Xerox Direct Ost GmbH                                   Germany
Xerox Direct Rhein-Main GmbH                            Germany
Xerox Direct Sud GmbH                                   Germany
Xerox Direct Sud-West GmbH                              Germany
Xerox Espana-The Document Company, S.A.U.               Spain
Xerox (Nigeria) Limited                                 Nigeria
Xerox Oy                                                Finland
Xerox Polska Sp.zo.o                                    Poland
Xerox Portugal Equipamentos de Escritorio, Limitada     Portugal
Xerox (Romania) Echipmante Si Servici S.A.              Romania
Xerox (Romania) SRL                                     Romania
Xerox Slovenia d.o.o.                                   Slovenia
Xerox South Africa (Proprietary) Limited                South Africa
Xerox S.p.A.                                            Italy
Xerox - THE DOCUMENT COMPANY S.A.S.                     France
Xerox Hellas AEE                                        Greece
Xerox Hungary Trading Company Ltd.                      Hungary
Xerox Kenya Limited                                     Kenya
Xerox Mexicana, S.A. de C.V                             Mexico
Xerox Middle East Investments (Bermuda) Limited         Bermuda
Bessemer Insurance Limited                              Bermuda
Investissements Xerographiques Marocains S.A.           Morocco
Reprographics Egypt Limited                             Egypt
Xerox Egypt S.A.E.                                      Egypt
Xerox Finance Leasing S.A.E.                            Egypt
Xerox Participacoes Ltda.                               Brazil
Xerox do Brasil Ltda.                                   Brazil
Xerox Comercio e Industria Ltda                         Brazil
Xerox Desenvolvimento de Sistemas e de Technologia Ltda Brazil
Xerox Real Estate Services, Inc.                        New York
Xerox Realty Corporation                                Delaware
Xerox Servicios Tecnicos, C.A.                          Venezuela
XESystems, Inc.                                         Delaware

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* Indicates only 50% is owned, directly or indirectly, by Xerox Corporation.



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